                                                                     Exhibit 4.2

            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 3, 2001, is entered into by and among ETHYL
----------
CORPORATION, a Virginia corporation (the "Borrower"), the Subsidiary Guarantors
                                          --------
signatory hereto, the Banks signatory hereto and BANK OF AMERICA, N. A., as Administrative Agent for the Banks (in such capacity, the "Administrative
                                                           --------------
Agent").
-----

                                    RECITALS
                                    --------

     A. The Borrower, the Subsidiary Guarantors, the Banks and the Administrative Agent are party to that certain First Amendment and Restatement of Amended and Restated Credit Agreement dated as of April l0, 2001 (the "Existing Credit Agreement").
 -------------------------

     B. The Credit Parties have requested that the Banks amend the Existing Credit Agreement as provided herein.

     C. The Banks have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                                     PART I
                                  DEFINITIONS

     SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the
                 -------------------
context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

           "Amended Credit Agreeement" means the Existing Credit Agreement as
            -------------------------
     amended hereby.

           "Amendment No. 2 Effective Date" is defined in Part III.
            ------------------------------                --------

     SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the
                 -----------------
context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.
          -------

     SUBPART 2.1 Amendment to Section 1.1. The following new definitions are
                 ------------------------
hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

     "Marketing Alliance Agreements" means the collective reference to (a) that
      -----------------------------
certain Amended and Restated Product Marketing and Sales Agreement dated as of June 13, 2001 by and among Alcor Chemie Vertriebs AG, acting on behalf of itself and its affiliates, Alcor Chemie AG, acting on behalf of itself and its affiliates, NOOFOT GmbH, acting on behalf of itself and its affiliates and Ethyl Services GmbH, acting on behalf of itself and its affiliates and (b) that certain Amended and Restated AK Product Marketing and Sales Agreement dated as of June 13, 2001 by and among Alcor Chemie Vertriebs AG, acting on behalf of itself and its affiliates, Alcor Chemie AG, acting on behalf of itself and its affiliates, NOOFOT GmbH, acting on behalf of itself and its affiliates and Ethyl Administration GmbH, acting on behalf of itself and its affiliates.

     "Marketing Fee" shall have the meaning assigned to such term in Section 8.1
      -------------
(i) hereof.

     "Noofot" means NOOFOT GmbH, a limited liability corporation organized under
      ------
the laws of Switzerland.

     "Richmond Campus" means the property described on Schedule 1.1 (b) attached
      ---------------
hereto.

     "Russian Contract" means that certain Marketing, Supply and Service
      ----------------
Agreement dated as of June 13, 2001 by and between Noofot, Veritel and General Innovative Investments, N.V., a company formed under the laws of the Netherlands Antilles.

     "SIC Payment" shall have the meaning assigned to such term in Section
      -----------
8.1(j) hereof.

     "Swiss Subsidiaries" means the collective reference to (a) Ethyl Services,
      ------------------
GmbH, a limited liability company organized under the laws of Switzerland and
(b) Ethyl Administration GmbH, a limited liability company organized under the laws of Switzerland.

     "Veritel" means Veritel Chemicals B.V., a company organized under the laws
      -------
of The Netherlands.


      SUBPART 2.2 Amendment to Section 1.1. The definition for "Consolidated
                  ------------------------                      ------------
EBITDA" is hereby amended and restated in its entirety to read as follows:
------

     "Consolidated EBITDA" means, as of any date for the four fiscal quarter
      -------------------
     period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of

     (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total Federal, state, local and foreign income taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP plus (iii) for the fiscal quarters ending March 31,
                          ----
     2001 and June 30, 2001, non-recurring charges (to the extent charged during such applicable fiscal quarter) associated with the corporate restructuring of the Consolidated Parties plus (iv) the excise taxes and expenses related
                                 ----
     to the termination of the Ethyl Corporation Pension Plan to the extent not included in subclauses (ii) and (iii) above plus (v) all non-cash charges
                                                 ----
     recorded in such period associated with the requirements of Statement of Financial Accounting Standards No. 87 and No. 88, as amended plus (vi) (a)
                                                                  ----
     the amount of fees and expenses of Ernst & Young Corporate Finance LLC (in its capacity as consultant to the Banks) paid by the Borrower during such period, (b) the amount of fees and expenses of the financial advisor to the Borrower retained pursuant to the terms of the Second Amendment to Amended and Restated Credit Agreement paid by the Borrower during such period and
     (c) the amount of appraisal costs related to the appraisals provided pursuant to Sections 7.18 and 7.19 hereof paid by the Borrower during such period minus (vii) all non-cash income recorded in such period associated
            -----
     with the requirements of Statement of Financial Accounting Standards No. 87 and 88, as amended minus (viii) (a) all non-recurring income items during
                        -----
     such period (included in Consolidated Net Income for such period) in excess of $500,000 and (b) to the extent not deducted in subclause (a) above, all non-recurring income items during such period (included in Consolidated Net Income) which in the aggregate exceed $1,000,000; provided, that
                                                       --------
     Consolidated EBITDA for any fiscal period ending on or before December 31, 2000 which is identified on Schedule 1.1(a) shall be deemed to equal the
                                 ---------------
     amount set forth on Schedule 1.1 (a) opposite such period.
                         ----------------

     SUBPART 2.3 Amendment to Section 3.3(b)(vi). Section 3.3(b)(vi) of the
                 -------------------------------
     Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

              (vi)  (A)   Pension Program. Immediately upon the Borrower's
                          ---------------
     realization of Net Cash Proceeds attributable to the termination of the Ethyl Corporation Pension Plan, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received from such plan (such prepayment to be applied as set forth in clause (vii) below).

               (B)  Tax Refund. Immediately upon any Consolidated Party's
                    ----------
     receipt of a tax refund (not including a return of any value-added tax or any interest earned on any such tax refund while being held by a Governmental Authority) from any Governmental Authority in an amount in excess of $100,000, the Borrower shall prepay the Loans in an aggregate amount equal to such tax refund (such prepayment to be applied as set forth in clause (vii) below).

               (C)  Settlement Payments. Immediately upon any Consolidated
                    -------------------
     Party's receipt of the payments identified on Schedule 3.3(b)(vi)(C) attached hereto, the Borrower shall prepay the Loans in an aggregate amount equal to such payments (such prepayment to be applied as set forth in clause (vii) below).

               (D)  Termination Fee. Immediately upon any Consolidated Party's
                    ---------------
     receipt of any termination fee related to any marketing alliance between any such Consolidated Party and Octel Corp. or any of its Affiliates, the Borrower shall prepay the Loans in an aggregate amount equal to such termination fee (such prepayment to be applied as set forth in clause (vii) below.

     SUBPART 2.4 Amendment to Section 3.3(b)(vii). Subclause (C) of Section
                 --------------------------------
3.3(b)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (C) with respect to all amounts prepaid pursuant to Section 3.3
     (b)(ii), (iii), (iv), (v) or (vi): (w) the first $48,613,968.70 of such amounts received subsequent to December 2, 200l shall be applied to the Term Loan as follows: (i) the first $3,613,968.70 of prepayment proceeds shall be applied to the installment of principal due on January 2, 2002,
     (ii) the next $15 million of prepayment proceeds shall be applied to the installment of principal due on February 28, 2002, (iii) the next $15 million of prepayment proceeds shall be applied to the installment of principal due on May 28, 2002 and (iv) the next $15 million of prepayment proceeds shall be applied to the installment of principal due on August 28, 2002, (x) after making the prepayments set forth in clause (w) above, 100% of all such amounts received subsequent to December 2, 2001 shall be applied to the New Term Loan (in the inverse order of maturity), (y) once the New Term Loan has been paid in full, 100% of all such amounts received subsequent to December 2, 2001 shall be applied to the Revolving Loans (with a corresponding reduction of the Revolving Committed Amount) and, after all Revolving Loans have been paid, to a cash collateral account in respect of LOC Obligations (with a corresponding reduction of the Revolving Committed Amount) and (z) once the Revolving Committed Amount has been reduced to zero, 100% of all such amounts received subsequent to December 2, 2001 shall be applied to the Term Loan (in the inverse order of maturity).

     SUBPART 2.5 Amendment to Section 7.1. A new Section 7.1(o) is hereby added
                 ------------------------
to the Existing Credit Agreement and shall read as follows:

        (o)    Cash Flow Forecasts. As soon as available, and in any event
               -------------------
within 15 days after the close of each calendar month, commencing with the calendar month ending November 30, 2001 (i) a rolling thirteen week cash flow forecast of the Credit Parties (the "Cash Flow Forecast") for the thirteen weeks
                                     ------------------
immediately succeeding the four-week period which has most recently ended, each such forecast to be in form satisfactory to the Administrative Agent and (ii) a reconciliation of actual cash receipts and disbursements for the four-week period which has most recently ended against projected cash receipts and disbursements for such four-week period contained in the Cash Flow Forecast furnished to the Banks pursuant to this Section 7.1(o) during the preceding calendar month, such reconciliation to be in a form satisfactory to the Administrative Agent.

     SUBPART 2.6 New Section 7.18. A new Section 7.18 is hereby added to the
                 ----------------
Existing Credit Agreement and shall read as follows:

         7.18 Appraisal.
              ---------

         On or before January 15, 2002, the Credit Parties shall provide the Administrative Agent with written appraisals for all of the assets of the Consolidated Parties identified on Schedule 7.18 attached hereto. Such
                                   -------------
appraisals shall be in a form and from appraisers satisfactory to the Required Banks.

         SUBPART 2.7 New Section 7.19. A new Section 7.19 is hereby added to the
                     ----------------
Existing Credit Agreement and shall read as follows:

         7.19 Richmond Campus.
              ---------------

         The Credit Parties shall (a) on or before December 31, 2001, enter into a definitive agreement to sell the Richmond Campus pursuant to the terms identified on Schedule 7.19 attached hereto, (b) on or before January 31, 2002,
              -------------
consummate the sale of the Richmond Campus pursuant to the terms identified on
Schedule 7.19 attached hereto, it being understood and agreed by the Banks that
-------------
the terms identified on Schedule 7.19 attached hereto are satisfactory to the
                        -------------
Banks and (c) apply (or cause to be applied) an amount equal to the Net Cash Proceeds received from such sale to prepay the Loans in accordance with the terms of Section 3.3(b)(iv).

         SUBPART 2.8 New Section 7.20. A new Section 7.20 is hereby added to the
                     ----------------
Existing Credit Agreement and shall read as follows:

         7.20 Monthly Meeting.
              ---------------

         Each Credit Party hereby covenants and agrees that it will cause an Executive Officer of such Credit Party to attend and participate in good faith in a monthly meeting, which meeting may take place, at the election of the Administrative Agent, via teleconference or video conference, among the Credit Parties, the Administrative Agent and the Banks to discuss, among other things, the operations and liquidity of the Credit Parties and such other topics requested by the Banks; provided, that the Borrower shall have received notice
                        --------
of such meeting at least five Business Days prior to the date of such meeting. Such meeting shall be at a time during regular business hours and at a place (if not held by teleconference or video conference) within the United States as reasonably determined by the Administrative Agent and as set forth in the notice thereof.

         SUBPART 2.9 Amendment to Section 8.1. New subclauses (i) and (j) are
                     ------------------------
hereby added at the end of Section 8.1 of the Existing Credit Agreement and shall read as follows:

         (i) obligations of the Consolidated Parties under the Marketing Alliance Agreements to pay (or reimburse) Noofot thirty-two percent (32%) of (i) the amounts identified below owing to Veritel on the dates set forth below in accordance with the terms of the Russian Contract plus (ii) any additional
                                                  ----
amounts paid by Noofot due to tax withholdings on such amounts (to the extent required by Section 14(c) of the Russian Contract) (collectively, the "Marketing Fee"):

March 31, 2002       $5 million          March 31, 2005     $3.75 million
June 30, 2002        $5 million          June 30, 2005      $3.75 million
September 30, 2002   $5 million          September 30, 2005 $3.75 million
December 31, 2002    $5 million          December 31, 2005  $3.75 million
March 31, 2003       $5 million          March 31, 2006     $2.5 million
June 30, 2003        $5 million          June 30, 2006      $2.5 million
September 30, 2003   $5 million          September 30, 2006 $2.5 million
December 31, 2003    $5 million          December 31, 2006  $2.5 million
March 31, 2004       $5 million          March 31, 2007     $1.25 million
June 30, 2004        $5 million          June 30, 2007      $1.25 million
September 30, 2004   $5 million          September 30, 2007 $1.25 million
December 31, 2004    $5 million          December 31, 2007  $1.25 million

Notwithstanding the foregoing, if any of the Consolidated Parties pay any portion of the SIC Payment permitted by Section 8.1(j) below whether directly or by allowing offsets against payment due a Consolidated Party under any Marketing Alliance Agreement, the Consolidated Parties shall no longer be permitted to make any further payments on the above-referenced Marketing Fee.

        (j) the obligations of the Consolidated Parties under the Marketing Alliance Agreements to pay (or reimburse) Noofot the sum of (i) $22,400,000 of the source interruption contingency payment owing to Veritel pursuant to the Russian Contract less (ii) the amount of the Marketing Fee payments referenced
                 ----
in subclause (i) above previously made by any Consolidated Party pursuant to the terms of any Marketing Alliance Agreement in respect of the Russian Contract (the "SIC Payment") plus (iii) any additional amounts paid by Noofot due to tax
                    ----
withholdings on such SIC Payment (to the extent required by Section 14(c) of the Russian Contract).

        SUBPART 2.10 Amendment to Section 8.5. A new subclause (iii) is hereby
                     ------------------------
added at the end of Section 8.5(h) of the Existing Credit Agreement and shall read as follows:

        and (iii) Investments in the Swiss Subsidiaries subsequent to December 3, 2001; provided, that such Investments are made only in an amount
                 --------
        necessary to enable the Swiss Subsidiaries to make payments of the Marketing Fee permitted by Section 8.1(i) hereof and the SIC Payment permitted by Section 8.1(j) hereof.

        SUBPART 2.11 Amendment to Schedules. New Schedules 3.3(b)(vi)(C), 7.18
                     ----------------------
and 7.19 are hereby added to the Existing Credit Agreement and shall read, respectively, as provided on Schedules 3.3(b)(vi)(C), 7.18 and 7.19 attached hereto.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

        This Amendment shall be and become effective as of the date (the "Amendment No. 2 Effective Date") when all of the conditions set forth in this
 ------------------------------
Part III shall have been satisfied.
--------

        SUBPART 3.1 Execution of Counterparts of Amendment. The Administrative
                    --------------------------------------
Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors, the Banks and the Administrative Agent.

        SUBPART 3.2 Resolutions. The Administrative Agent shall have received
                    -----------
copies of resolutions (each in form and substance satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each Credit Party approving and adopting this Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Amendment No. 2 Effective Date.

        SUBPART 3.3 Legal Opinion. The Administrative Agent shall have received
                    -------------
legal opinions from counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent and its counsel.

        SUBPART 3.4 Amendment Fee. The Borrower shall have paid (a) to the
                    -------------
Administrative Agent, for the account of each Bank who executes this Amendment, an amendment fee equal to 0.125% of such Bank's Commitment and (b) all other costs and expenses heretofore incurred by the Administrative Agent and the Banks, including without limitation, the fees of Ernst and Young Corporate Finance LLC and Moore & Van Allen, PLLC.

        SUBPART 3.5 Appraisals. The Administrative Agent shall have received
                    ----------
(a) an appraisal (in a form and from an appraiser satisfactory to the Required Banks) of the property generally referred to as the "parking lot" (such property being more specifically identified on Schedule 3.5 attached hereto) and (b) an appraisal of the Richmond Campus (in a form and from an appraiser satisfactory to the Required Banks).

        SUBPART 3.6 Financial Consultant. The Borrower shall have retained a
                    --------------------
financial consultant to the Borrower that is satisfactory to the Required Banks; provided, that it is understood and agreed that PricewaterhouseCoopers
       --------
LLP shall qualify as a financial advisor acceptable to the Banks.

                                     PART IV
                                  MISCELLANEOUS

     SUBPART 4.1 Consultant.
                 -----------

     (a) The Borrower hereby confirms that it has previously released Ernst & Young LLP from its engagement as a consultant to the Borrower and terminated such engagement, and the Credit Parties hereby waive any conflict of interest on the part of E&Y Capital Advisors LLC, Ernst & Young LLP, Ernst & Young Corporate Finance LLC and/or any of their affiliates (collectively, "E&Y"), the Banks and
                                                           ---
the Administrative Agent that could arise as a result of the Administrative Agent's engaging, of behalf of the Banks, E&Y as a consultant to the Banks.

     (b) The Credit Parties agree that the $400,000 limitation on the costs and expenses of E&Y for which they are responsible shall no longer be in effect. Therefore, the Credit Parties agree that they shall pay on demand, and be jointly and severally liable for, all costs and expenses of E&Y, as consultant to the Banks.

     (c) The Banks acknowledge and agree that E&Y shall be instructed by the Administrative Agent to provide the Borrower with copies of the following information prepared by E&Y:

           (i)   all financial projections;
           (ii)  all cash flow projections;
           (iii) all monthly financial reports; and
           (iv)  such other information approved by the Required Banks.

provided, however, the Administrative Agent and the Banks shall have no obligation to share with any Credit Party (or to instruct E&Y to share with any Credit Party) any other written reports including any written analysis of the Credit Parties' financial position or financial projections, any written analysis regarding the value of the Credit Parties' operations and any recommendations or conclusions regarding the Credit Parties' operations.

     (d) The Banks acknowledge and agree to the Administrative Agent's retention of E&Y as a consultant to the Banks for matters related to this Amended Credit Agreement.

     (c) The Credit Parties covenant and agree that they shall cooperate fully with E&Y in order that E&Y shall be able to carry out all duties required by the Banks in connection with E&Y's work as a consultant. Specifically, each Credit Party shall (i) permit E&Y to visit and inspect its property during reasonable business hours, including its books and records, its accounts receivables and its inventory, its facility and its other business assets, and to make photocopies or photographs thereof and to write down and record any information E&Y obtains and (ii) permit E&Y to investigate and verify the accuracy of such information and to discuss all such matters with the officers, employees and representatives of such Credit Party.

         SUBPART 4.2 Operating Plan. The Credit Parties hereby covenant and
                     --------------
agree that they will deliver to the Administrative Agent and each of the Banks on or before December 17, 2001 the 2002 annual operating plan of the Consolidated Parties (which plan has been approved by the Board of Directors of the Borrower) in a monthly format satisfactory to the Administrative Agent, including without limitation, a balance sheet, income statement and cash flow statement.

         SUBPART 4.3 Construction. This Amendment is a Credit Document executed
                     ------------
pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. Any Credit Party's failure to comply with any of the terms or provisions set forth herein shall constitute an Event of Default under the Credit Documents.

         SUBPART 4.4 Representations and Warranties. Each Credit Party hereby
                     ------------------------------
represents and warrants that (i) each Credit Party that is party to this
Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in
Section 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

         SUBPART 4.5 Reaffirmation of Existing Debt. The Credit Parties
                     ------------------------------
acknowledge and confirm that (a) the Borrower's obligations to repay the outstanding principal amount of the Loans is unconditional and not subject to any offsets, defenses or counterclaims,(b) the Collateral Agent, on behalf of the Banks, has a valid and enforceable first priority perfected security interest in the Collateral, (c) the Administrative Agent, the Collateral Agent and the Banks have performed fully all of their respective obligations under the Amended Credit Agreement and the other Credit Documents, (d) by entering into this Amendment, the Administrative Agent, the Collateral Agent and the Banks do not waive or release any term or condition of the Amended Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder and (e) that no Credit Party has any claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder or if any Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Banks' execution and delivery of this Amendment.

         SUBPART 4.6 Acknowledgment. The Guarantors acknowledge and consent to
                     --------------
all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents.

         SUBPART 4.7 Counterparts. This Amendment may be executed by the parties
                     ------------
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.8 Binding Effect. This Amendment, the Amended Credit
                     --------------
Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

         SUBPART 4.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND
                     -------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.10 Severability. If any provision of this Amendment is
                      ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         SUBPART 4.11 Release. The Credit Parties hereby release the
                      -------
Administrative Agent, the Collateral Agent, the Banks and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions,
                              ----------------
causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof.

              [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                 ETHYL CORPORATION, a Virginia
--------
                          corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Vice President, Treasurer and
                                  Principal Financial Officer

SUBSIDIARY
----------
GUARANTORS:               THE EDWIN COOPER CORPORATION, a
----------
                          Virginia corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Treasurer

                          ETHYL ADDITIVES CORPORATION, a
                          Virginia corporation

                          By: /s/ Wayne C. Drinkwater
                             -----------------------------------
                          Name:   Wayne C. Drinkwater
                          Title:  Treasurer

                          ETHYL ASIA PACIFIC COMPANY, a
                          Virginia corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Vice President and Treasurer

                          ETHYL EXPORT CORPORATION, a
                          Virginia corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  President and Treasurer

                          ETHYL INTERAMERICA CORPORATION, a
                          Delaware corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Vice President and Treasurer

                          ETHYL PETROLEUM ADDITIVES, INC., a
                          Delaware corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Treasurer

                          INTERAMERICA TERMINALS CORPORTION,
                          a Virginia corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  Treasurer

                          ETHYL VENTURES, INC., a
                          Virginia corporation

                          By: /s/ David A. Fiorenza
                             -----------------------------------
                          Name:   David A. Fiorenza
                          Title:  President and Treasurer

                                                                     Exhibit 4.2


ADMINISTRATIVE:           BANK OF AMERICA, N.A.,
--------------
AGENT:                    in its capacity as Administrative Agent and
-----
                          Collateral Agent

                          By:     /s/ Charles D. Graber
                             -----------------------------
                          Name:     Charles D. Graber
                               ---------------------------
                          Title:      Vice President
                                --------------------------

BANKS:                    BANK OF AMERICA, N.A., in its capacity as
-----
                          a Bank and Issuing Lender

                          By:   /s/ H.G. Wheelock
                             -----------------------------
                          Name:   H.G. Wheelock
                               ---------------------------
                          Title:  Managing Director
                                --------------------------

                          THE BANK OF NEW YORK

                          By:  /s/ Christine T. Rio
                             -----------------------------
                          Name:  Christine T. Rio
                               ---------------------------
                          Title: Vice President
                                --------------------------

                          SUNTRUST BANK

                          By:  /s/ Kristina L. Anderson
                             -----------------------------
                          Name:  Kristina L. Anderson
                               ---------------------------
                          Title:  Director
                                --------------------------

                          CREDIT LYONNAIS
                          NEW YORK BRANCH

                          By: /s/ Sandra E. Horwitz
                             -----------------------------
                          Name:  Sandra E. Horwitz
                               ---------------------------
                          Title:  Senior Vice President
                                --------------------------

                          WACHOVIA BANK, N.A.

                          By:  /s/ Jill E. Snyder
                             -----------------------------
                          Name:  Jill E. Snyder
                               ---------------------------
                          Title:  Vice President
                                --------------------------

                          STANDARD CHARTERED BANK

                          By:  /s/ Marc Chait
                             -----------------------------
                          Name:  Marc Chait
                               ---------------------------
                          Title:  Vice President
                                --------------------------

                                   THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   THE SUMITOMO MITSUI BANKING
                                   CORPORATION

                                   By: /s/ Edward D. Henderson, Jr.
                                      ------------------------------------------
                                   Name:  Edward D. Henderson, Jr.
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------

                                   BANK ONE, N.A.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   BANKERS TRUST COMPANY

                                   By: /s/ Scottye D. Lindsey
                                      ------------------------------------------
                                   Name:  Scottye D. Lindsey
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   KBC BANK N.V.

                                   By:  /s/ Michael V. Curran
                                      ------------------------------------------
                                   Name:  Michael V. Curran
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   By:  /s/ Robert Snauffer
                                      ------------------------------------------
                                   Name:  Robert Snauffer
                                        ----------------------------------------
                                   Title: First Vice President
                                         ---------------------------------------

                                   FLEET NATIONAL BANK

                                   By:  /s/ Richard E. Lynch
                                      ------------------------------------------
                                   Name:  Richard E. Lynch
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION

                                   By:  /s/ Robert M. Kadlick
                                      ------------------------------------------
                                   Name:  Robert M. Kadlick
                                        ----------------------------------------
                                   Title: Duly Authorized Signatory
                                         ---------------------------------------

                                 Schedule 1.1(b)
                                 ---------------

         The Richmond Campus consists of the Ethyl Corporation Main Building (47,297 gross square feet), the East Building (86,376 gross square feet) and the Pavilion (25,864 gross square feet). The buildings and improvements are situated on a 13.443 acre site at 330 South Fourth Street, Richmond, Virginia. The legal description of the property is attached.

                                Schedule 1.l(b)
                                ---------------

                                LEGAL DESCRIPTION

BEGINNING AT A LEAD HUB FOUND AT THE INTERSECTION OF THE SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE EASTERN RIGHT-OF-WAY LINE OF SOUTH SECOND STREET, SAID POINT BEING MARKED P.O.B; THENCE ALONG THE SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET S 53(degrees)-48'-5l" E A DISTANCE OF 260.93' TO A MOUNUMENT FOUND AT THE INTERSECTION OF SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE WESTERN RIGHT-OF-WAY LINE OF SOUTH THIRD STREET (NOW VACATED); THENCE ALONG SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET S 53(degrees)-32'-46" E A DISTANCE OF 64.86' TO A MONUMENT FOUND AT THE INTERSECTION OF SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE EASTERN RIGHT-OF-WAY LINE OF SOUTH THIRD STREET (NOW VACATED); THENCE ALONG SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET S 53(degrees)-45'-42" E A DISTANCE OF 261.65' TO A MONUMENT FOUND AT THE INTERSECTION OF SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE WESTERN RIGHT-OF-WAY LINE OF SOUTH FORTH STREET (NOW VACATED); THENCE ALONG SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET S 53(degrees)-42'-57" E A DISTANCE OF 65.14' TO A MONUMENT FOUND AT THE INTERSECTION OF SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE EASTERN RIGHT-OF-WAY LINE OF SOUTH FORTH STREET (NOW VACATED); THENCE ALONG SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET S 53 (degrees)-38'-27" E A DISTANCE OF 256.92' TO A COPPER PLUG FOUND AT THE INTERSECTION OF SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET AND THE WESTERN RIGHT-OF-WAY LINE OF SOUTH FIFTH STREET; THENCE DEPARTING SAID SOUTHERN RIGHT-OF-WAY LINE OF BYRD STREET ALONG SAID WESTERN RIGHT-OF-WAY LINE OF SOUTH FIFTH STREET S 36(degrees)-02'-43" W A DISTANCE OF 316.26' TO A ROD SET ON SAID WESTERN RIGHT-OF-WAY LINE OF SOUTH FIFTH STREET; THENCE DEPARTING SAID WESTERN RIGHT-OF-WAY LINE OF SOUTH FIFTH STREET, AT A RIGHT ANGLE, N 53(degrees)-57'- 17" W A DISTANCE OF 23.01' TO A ROD SET; THENCE S 61(degrees)-57'-39" W A DISTANCE OF 110.06 TO ROD SET; THENCE S 64(degrees)-35'-29" W A DISTANCE OF 97.57' TO A ROD SET';

                                 Schedule 1.1(b)
                                 --------------

THENCE S 68(degrees)-29'-01" W A DISTANCE OF 95.02' TO A ROD SET; THENCE S 69 (degrees)-11'-54" W A DISTANCE OF 101.13' TO A ROD SET; THENCE S 74(degrees)- 1l'-49" W A DISTANCE OF 121.71' TO A ROD SET; THENCE N 80(degrees)-21'-43" W A DISTANCE OF 98.65' TO A ROD SET; THENCE N 61(degrees)-45'-48" W A DISTANCE OF 104.21' TO A ROD SET; THENCE N 13(degrees)-16'-53" W A DISTANCE OF 556.63' TO A ROD SET ON SAID EASTERN RIGHT-OF-WAY LINE OF SOUTH SECOND STREET; THENCE ALONG SAID EASTERN RIGHT-OF-WAY LINE OF SOUTH SECOND STREET N 36(degrees)-28'-41" E A DISTANCE OF 460.45' TO A LEAD HUB FOUND, BEING THE POINT AND PLACE OF BEGINNING, CONTAINING 13.443 ACRES OF LAND.

                             Schedule 3.3(b)(vi)(C)
                             ----------------------

         On October 12, 2001, Ethyl Corporation received a check in the amount of $7,200,000 from General Electric Corporation in settlement of tax issues relating to a former Ethyl subsidiary, First Colony Life insurance Company. The payment represents settlement of a tax issue for years 1988-1990 when First Colony was part of Ethyl's consolidated tax return. The issue was interest owed to Ethyl pursuant to a Tax Sharing Agreement between Ethyl and First Colony.

         The estimated net settlement will be $5,200,000 based on estimated taxes of approximately $2,000,000.

                                  Schedule 3.5
                                  ------------

         Being that certain property located in the City of Richmond, Commonwealth of Virginia, bound by East Byrd Street on the North, South 5/th/ Street on the West, South 7/th/ Street on the East and Tredegar Street on the South, consisting of approximately 9.32 acres. Such property contains an asphalt paved parking lot and related improvements and is further described by the following Tax Map reference numbers: W-000-0040-001, 002, 004, 005, 010; W-000-005l-001A, 010B, 006, 007, 008; W-000-0039-001, 004, 009.

                                  Schedule 7.18
                                  -------------

Real Estate Appraisals:

Ethyl Corporation
Headquarters-Main and East Buildings
330 South Fourth Street
Richmond, VA 23219

Ethyl Petroleum Additives, Inc./ Ethyl Corporation
Research and Development Center
500 Spring Street
Richmond, VA 23218

Ethyl Corporation
Information Technology Building
201 South Third Street
Richmond, VA 23218

Ethyl Corporation
North Office Building
200 South Third Street
Richmond, VA 23218

Ethyl Corporation
Additional Parking Lots
500 and 600 Blocks of Byrd/Tredegar Streets
Richmond, VA 23218

Ethyl Corporation-Undeveloped Second Street Site
Spring and Second Streets
Richmond, VA 23218

Ethyl Corporation-Undeveloped Oregon Hill Sites
700 Block of Pine Street
700 Block of Laurel Street
812 Riverside Park
Richmond, VA 23218

Ethyl Petroleum Additives, Inc. - Natchez Plant
151 L.E. Barry Road
Natchez, MS 39120

Ethyl Corporation - Houston Plant
1000 N. South Avenue
Pasadena, TX 77503

Ethyl Additives Corporation - Port Arthur Plant
Savannah Avenue, Gate 20
Port Arthur, TX 77640

Ethyl Petroleum Additives, Inc.- Sauget Plant
501 Monsanto Avenue
Sauget, IL 62201

All Machinery and Equipment Located At:

Ethyl Petroleum Additives, Inc.
Research and Development Center
500 Spring Street
Richmond, VA 23218

Ethyl Corporation - Houston Plant
1000 N. South Avenue
Pasadena, TX 77503

Ethyl Corporation - Natchez Plant
151 L.E. Barry Road
Natchez, MS 39121

Ethyl Petroleum Additives, Inc. - Sauget Plant
501 Monsanto Avenue
Sauget, IL 62201

                                  Schedule 7.19
                                  -------------

     The Richmond Campus will be sold for $18,640,000 in cash at closing. Ethyl Corporation will receive no less than $15,500,000 in net cash proceeds from the sale after payment of taxes, conveyance fees and other related closing costs. Ethyl Corporation will continue to occupy part of the Richmond Campus. Subsequent to the sale, Ethyl Corporation will leaseback 159,537 square feet of the Richmond Campus. The rent paid by Ethyl Corporation for such premises will not exceed $1,900,000 for each year of lease. The term of the lease is 5 years.

     The Lenders agree that, if the Richmond Campus is sold by Ethyl Corporation in accordance with the terms of Section 7.19 of the Credit Agreement, the sale leaseback referenced in the preceding paragraph shall be deemed added to
Schedule 8.12 of the Credit Agreement as a permitted Sale and Leaseback Transaction.

     The Lenders also agree that, if the Richmond Campus is sold by Ethyl Corporation in accordance with the terms of Section 7.19 of the Credit Agreement to an Affiliate, such transaction shall be deemed added to Schedule 8.8 of the Credit Agreement as a permitted Affiliate transaction.